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                                                                   EXHIBIT 10.19



March 6, 2001


[Name]
[Address]


         Re:      Grant of Restricted Stock

Dear [Mr./Ms.                ]:

         Remington Oil and Gas Corporation (the "Company") and you entered into a Contingent Stock Grant Agreement (the "Agreement") dated March 16, 2000 regarding a proposed award (the "Award") of restricted common stock of the Company. An initially capitalized word used in this letter and not defined in this letter will have the meaning given in the Agreement.

         1.       Correction.

         To clarify Section 5 of the Agreement and to give effect to the original intent of the parties to the Agreement, the first sentence of Section 5 of the Agreement is hereby amended to read as follows:

         "In order for the Award to become effective, the Company or an affiliate of the Company must continuously employ you from March 16, 2000 through the Trigger Point, and in order for you to be vested in any percentage of the Award as provided in Section 3, the Company or an affiliate of the Company must continuously employ you from March 16, 2000 through the later to occur of (i) the Trigger Point and (ii) the applicable vesting date set forth in Section 3 for such percentage of the Award."

         2.       Additional Conditions.

         Notwithstanding Section 3 of the Agreement or Section 5 of the Agreement, as amended by this letter, if after the Trigger Point has been reached and before you are otherwise 100 percent vested pursuant to Section 3 of the Agreement, a Qualified Termination Event occurs after the Company or an affiliate of the Company continuously employs you from March 16, 2000 through the Qualified Termination Event, the Award will be 100 percent vested on the date of the Qualified Termination Event. A Qualified Termination Event shall be your retirement after attaining age 65, your death, or your receiving benefits under the Remington Oil and Gas Corporation Long-Term Disability Plan.


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         3.       Optional Change in Vesting.

         At your option you may change the vesting schedule in Section 3(a) to the following alternative vesting schedule (the "Alternative Vesting Schedule") and Section 3(a) of the Agreement shall read:

         "(a) Except, as set forth in Paragraph 3(b) and subject to Section 5 below, the

         Award shall vest according to the following schedule:


                                                 Percentage                  Cumulative
                       Date                   Becoming Vested            Percentage Vested
                       ----                   ---------------            -----------------
                 January 17, 2002                   20%                         20%
                 January 17, 2003                   20%                         40%
                 January 17, 2004                   20%                         60%
                 January 17, 2005                   20%                         80%
                 January 17, 2006                   20%                        100%


         In order to accept this Alternative Vesting Schedule you must sign your name after the following sentence:

                  I accept the Alternative Vesting Schedule.


                                                       -------------------------
                                                                 [Name]


         4. Amendment. This letter shall constitute an amendment of the Agreement and shall be effective March 16, 2000, except that paragraphs 2 and 3 hereof shall be effective March 6, 2001.

                  [Remainder of page intentionally left blank.]



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         Please evidence your approval and acceptance of the terms of this letter (except paragraph 3 which shall be accepted only by signing above in paragraph 3) by signing where indicated below.

                                            Sincerely,


                                            Remington Oil and Gas Corporation


                                            By:
                                               ---------------------------------
                                                     James A. Watt, President


Agreed and Accepted


-----------------------------

Date:
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